SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
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                                  FORM 8-K
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                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported):     August 10, 2001
                                                   --------------------------


                            HARTMARX CORPORATION
           (Exact name of Registrant as specified in its charter)


        Delaware                     1-8501                 36-3217140
     (State or other               (Commission            (I.R.S. Employer
     jurisdiction of                file number)          Identification No.)
    incorporation or
      organization)


                101 North Wacker Drive                             60606
               Chicago, Illinois  60606                         (Zip Code)
       (Address of Principal Executive Offices)


Registrant's Telephone Number, including area code: 312-372-6300


                              (Not Applicable)

        (Former name or former address, if changed since last year)




Item 2.  Acquisition or Disposition of Assets

On August 10, 2001, CAG Acquisition Corp. ("Acquisition"), a wholly-owned subsidiary of Hartmarx Corporation ("Hartmarx") acquired certain assets, properties and operations of the Consolidated Apparel Group, LLC, a New York limited liability company ("CAG"), pursuant to a Purchase Agreement dated as of August 10, 2001 ("the "Purchase Agreement"). The purchase price for the assets acquired was $18 million, subject to adjustment, plus the assumption of $12.9 million of debt plus other specified payables and accruals. The cash portion of the purchase price consisted of a closing payment of $8.3 million, including interest, and a deferred payment of $9.9 million, plus interest, payable October 31, 2001. The deferred payment is reduced to the extent CAG collects pre-closing accounts receivable prior to such date. The Purchase Agreement also provides for additional contingent consideration payable to CAG based upon the achievement of specified levels of earnings before interest and taxes of the business during five annual periods within a specified period beginning July 1, 2001. Upon a change of control of Hartmarx or Acquisition, the Purchase Agreement provides, at the option of CAG, for a lump sum payment of the contingent consideration. The amount of consideration payable in the transaction was the result of arms length negotiations between CAG and Hartmarx. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

The cash paid for the assets purchased and liabilities assumed was made from available borrowing capacity under Hartmarx's existing revolving credit facility, which is in effect through June 2003.

The acquired assets included equipment, inventory, a leased warehouse and distribution facility located in Rouses Point, New York and leased office space in New York, New York. Hartmarx intends to devote these assets in the continuation of the business operations of Acquisition, substantially as they were conducted prior to the completion of the acquisition.

On August 13, 2001, Hartmarx issued a press release relating to the consummation of the acquisition. A copy of the press release is filed as
Exhibit 99.1 to this Current Report and is incorporated herein by reference.


Item 7.  Financial Statements and Exhibits

         (a)      Financial statements of businesses acquired.

                  The financial statements required by this item will be filed by Hartmarx no later than October 9, 2001.

         (b)      Pro forma financial information.

                  The financial statements required by this item will be filed by Hartmarx no later than October 9, 2001.

         (c)      Exhibits

                  Exhibit Number

                       2.1 Purchase Agreement dated August 10, 2001 by and among CAG Acquisition Corp., Consolidated Apparel Group, LLC and Perry Wolfman.

                       99.1         Press Release, dated August 13, 2001.



                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois.

Dated:   August 17, 2001

                                        HARTMARX CORPORATION


                                        By:  /s/ Glenn R. Morgan
                                            ------------------------
                                                 Glenn R. Morgan
                                                 Executive Vice President,
                                                 Chief Financial Officer and
                                                 Treasurer



EXHIBIT INDEX

Exhibit Number           Description

         2.1 Purchase Agreement dated August 10, 2001 by and among CAG Acquisition Corp., Consolidated Apparel Group LLC and Perry Wolfman.

         99.1            Press Release, dated August 13, 2001